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                                                                   EXHIBIT 14(c)









                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated February 24, 1998 and February 17, 1998, included in Pegasus Funds' and Pegasus Money Market Funds' Annual Reports to Shareholders, respectively, for the year ended December 31, 1997 (and to all references to our Firm) included in or made a part of this registration statement on Form N-14 of The One Group.





                                                     /s/ Arthur Andersen LLP

                                                     ARTHUR ANDERSEN LLP





Detroit, Michigan,
  December 15, 1998.